JEVIC TRANSPORTATION, INC.

                         Certified Corporate Resolutions

         Karen B. Muhlschlegel hereby certifies that: (a) she is the duly elected and acting Secretary of Jevic Transportation, Inc., a corporation duly organized and existing under the laws of the State of New Jersey (the "Company"); (b) attached hereto and hereby incorporated herein by reference is a true copy of resolutions duly adopted by the board of directors of the Company; and (c) such resolutions have not subsequently been rescinded, amended or otherwise modified and are still in full force and effect.


August 7, 1997                                /s/ Karen B. Muhlschlegel
                                              -------------------------
                                                  Karen B. Muhlschlegel





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         FURTHER RESOLVED, that any director or officer of the Company signing the Registration Statement or any amendment thereto, or any new registration statement registering additional securities in connection with the Offering pursuant to Rule 462(b) under the Act (a "Rule 462(b) Registration Statement") on behalf of the Company be and hereby is authorized to have his or her name affixed thereto by the holder of a power of attorney executed and delivered for such purpose; and

         FURTHER RESOLVED, that the execution and delivery by the officers and directors of the Company who execute the Registration Statement of a power of attorney appointing each of Harry J. Muhlschlegel and Karen Muhlschlegel to be attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of such directors and officers and in his respective name, place and stead, in any and all capacities to sign any amendment(s) to the Registration Statement, including any post-effective amendment(s) and any Rule 462(b) Registration Statements, to file the same with the Commission and to perform all other acts necessary in connection with any matter relating to the Registration Statement and any amendment(s) or post-effective amendment(s) thereto be and they hereby are approved, authorized and confirmed in all respects;